Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Daphne Kent

614-726-4787

daphne.kent@quest.com

Investor Contacts: Thomas Patterson

949-754-8336

thomas.patterson@quest.com

Stephen Wideman

949-754-8142

stephen.wideman@quest.com

QUEST SOFTWARE REPORTS SECOND QUARTER 2008 RESULTS

Achieves Record Second Quarter Revenues of $173.4 Million

ALISO VIEJO, Calif., August 5, 2008 – Quest Software, Inc. (Nasdaq: QSFT) today reported financial results for the quarter ended June 30, 2008. Total revenues increased 21.9% to $173.4 million compared to the prior year’s second quarter revenue of $142.3 million. Total revenues for the first six months of 2008 increased 18.5% to $346.2 million compared to $292.1 million for the same period in 2007.

The Company’s cash and investments at June 30, 2008, totaled $419.7 million, an increase of $36.2 million over the comparable balance at March 31, 2008. Quest generated cash flow from operations of $24.0 million in the second quarter of 2008.

“We are pleased with our financial performance through what has been a tough macroeconomic environment in the first half of 2008,” said Vinny Smith, Quest CEO. “We are continuing to drive our business to support our customers’ requirements across the breadth of their IT infrastructure with innovative products and services.”

GAAP Results

Quest Software’s net income for the second quarter of 2008 was $8.3 million, or $0.08 per fully diluted share. This compares to net income of $7.9 million, or $0.08 per share on a fully diluted basis, for the second quarter of 2007. Operating margins decreased year-over-year from 5.5% to 2.5% in the second quarter, resulting in operating income of $4.4 million which compares to $7.9 million for the corresponding period in 2007. Net income for the first six months of 2008 was $21.6 million, or $0.20 per fully diluted

-more-

Quest Software Reports Second Quarter 2008 Results – page 2 of 11 share, versus net income of $22.8 million, or $0.22 per fully diluted share, for the comparable period in 2007.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of 2008 was $17.7 million, or $0.17 per fully diluted share. This compares to non-GAAP net income of $17.4 million, or $0.17 per share on a fully diluted basis, for the second quarter of 2007. The non-GAAP operating margin was 10.8% in the second quarter of 2008, resulting in non-GAAP operating income of $18.7 million, compared to non-GAAP operating margin and operating income of 13.8% and $19.6 million, respectively, for the corresponding period in 2007. For the six months ended June 30, 2008 non-GAAP net income was $39.9 million, or $0.38 per fully diluted share. This compares to non-GAAP net income of $43.6 million, or $0.41 per fully diluted share, for the six months ended June 30, 2007. The non-GAAP operating margin was 12.1% in the first six months of 2008, resulting in non-GAAP operating income of $42.0 million, compared to non-GAAP operating margin of 18.2% and non-GAAP operating income of $53.1 million in the comparable period of 2007.

Non-GAAP results exclude the after-tax effects of amortization of intangible assets acquired with business combinations, share-based compensation expenses, expenses associated with our stock option investigation and write off of in-process research and development. A reconciliation of GAAP to non-GAAP financial results is included with this press release.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. By excluding charges such as those described above from its GAAP-based results, we believe these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

Financial Outlook

Quest Software management offers the following updated guidance for the twelve months ending December 31, 2008:

•	Annual revenue is expected to be in the range of $705 million to $720 million;

Quest Software Reports Second Quarter 2008 Results – page 3 of 11

•	GAAP operating margin is expected to be in the range of 11.0% to 12.0%. Our GAAP guidance is based on information available as of the date of this release;
•

Non-GAAP operating margin is expected to be in the range of 17.5% to 18.5%. The non-GAAP guidance excludes approximately $28.5 million in amortization of acquisition-related intangible assets, $1.0 million charge for in-process research and development acquired in May 2008, $13.0 million related to share-based compensation expense recognized in the six months ended June 30, 2008, and $2.2 million in expenses associated with the stock option investigation.

Second Quarter 2008 Conference Call Information

Quest Software will host a conference call today, Tuesday, August 5, 2008, at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through August 5, 2009. An audio replay of the conference call will also be available through August 12, 2008, by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 1815438.

About Quest Software, Inc.

Quest Software, Inc., a leading enterprise systems management vendor, delivers innovative products that help organizations get more performance and productivity from their applications, databases, Windows infrastructure and virtual environments. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 90,000 customers worldwide meet higher expectations for enterprise IT. Quest provides customers with client management as well as server and desktop virtualization solutions through its subsidiaries, ScriptLogic and Vizioncore. Quest Software can be found in offices around the globe and at www.quest.com.

Quest, Quest Software and the Quest logo are trademarks or registered trademarks of Quest Software in the United States and certain other countries. Other trademarks and registered trademarks are property of their respective owners.

Forward-Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of future revenue and operating margin performance and other

Quest Software Reports Second Quarter 2008 Results – page 4 of 11 operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; uncertainties relating to ongoing litigation and government investigations arising from our stock option investigation; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2007, which are available on the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Quest Software Reports Second Quarter 2008 Results – page 5 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Licenses	$75,286	$65,803	$154,428	$140,072
Services	98,147	76,514	191,785	152,014

Total revenues	173,433	142,317	346,213	292,086
Cost of revenues:
Licenses	1,775	659	4,189	2,662
Services	16,333	13,536	31,404	26,517
Amortization of purchased technology	4,669	3,220	9,593	6,277

Total cost of revenues	22,777	17,415	45,186	35,456

Gross profit	150,656	124,902	301,027	256,630
Operating expenses:
Sales and marketing	81,275	65,822	157,647	129,058
Research and development	39,297	29,849	77,518	58,114
General and administrative	22,220	19,779	45,691	36,344
Amortization of other purchased intangible assets	2,511	1,587	5,312	3,129
In-process research and development	955	—	955	—

Total operating expenses	146,258	117,037	287,123	226,645

Income from operations	4,398	7,865	13,904	29,985
Other income, net	3,026	6,140	10,911	11,192

Income before income tax (benefit) provision	7,424	14,005	24,815	41,177
Income tax (benefit) provision	(842)	6,070	3,261	18,336

Net income	$8,266	$7,935	$21,554	$22,841

Net income per share:
Basic	$0.08	$0.08	$0.21	$0.22

Diluted	$0.08	$0.08	$0.20	$0.22

Weighted average shares:
Basic	104,247	101,819	103,774	101,819
Diluted	106,643	105,462	106,277	105,150

Quest Software Reports Second Quarter 2008 Results – page 6 of 11

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call and Web cast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization of intangible assets acquired with business combinations, share-based compensation expenses, expenses, including indemnification advances, associated with ongoing legal matters arising from our stock option investigation, write off of in-process research and development and the estimated tax effect related to each of these items. The Company’s basis for these adjustments is described below.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. The Company’s management believes that by excluding charges such as those described above from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

Management excludes the expenses described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•

The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and charges for acquired in-process research and development that are related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

•

Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

Quest Software Reports Second Quarter 2008 Results – page 7 of 11

•

Although share-based compensation is an important aspect of the compensation of the Company’s employees and executives, share-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the share-based instrument and generally cannot be changed or influenced by management after the grant.

•	Share-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•

Ongoing expenses associated with our stock option investigation include expenses incurred for outside legal fees and costs, consulting services and other professional fees, and indemnification expenses for current and former directors and officers. Because these expenses are non-recurring and unique to the stock option investigation, we believe they are not indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

•	The estimated income tax effects on the above items adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization related to new business combinations from financial measures that it releases, and the Company expects to continue to incur share-based compensation expenses.

Quest Software Reports Second Quarter 2008 Results – page 8 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2008				Six Months Ended June 30, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues:
Licenses	$75,286			$75,286	$154,428			$154,428
Services	98,147			98,147	191,785			191,785

Total revenues	173,433			173,433	346,213			346,213
Cost of revenues:
Licenses	1,775	(1	) (1)	1,774	4,189	(2	) (1)	4,187
Services	16,333	(276	) (1)	16,057	31,404	(535	) (1)	30,869
Amortization of purchased technology	4,669	(4,669)		—	9,593	(9,593)		—

Total cost of revenues	22,777			17,831	45,186			35,056

Gross profit	150,656			155,602	301,027			311,157
Operating expenses:
Sales and marketing	81,275	(2,222	) (1)	79,053	157,647	(3,949	) (1)	153,698
Research and development	39,297	(1,586	) (1)	37,711	77,518	(3,222	) (1)	74,296
General and administrative	22,220	(2,083	) (2)	20,137	45,691	(4,482	) (2)	41,209
Amortization of other purchased intangible assets	2,511	(2,511)		—	5,312	(5,312)		—
In-process research and development	955	(955	) (3)	—	955	(955	) (3)	—

Total operating expenses	146,258			136,901	287,123			269,203

Income from operations	4,398			18,701	13,904			41,954
Other income, net	3,026			3,026	10,911			10,911

Income before income tax (benefit) provision	7,424			21,727	24,815			52,865
Income tax (benefit) provision	(842)	4,905	(4)	4,063	3,261	9,739	(4)	13,000

Net income	$8,266			$17,664	$21,554			$39,865

Net income per share:
Basic	$0.08			$0.17	$0.21			$0.38

Diluted	$0.08			$0.17	$0.20			$0.38

Weighted average shares:
Basic	104,247			104,247	103,774			103,774
Diluted	106,643			106,643	106,277			106,277
(1)	Represents share-based compensation expense.

(2)	Represents $0.6 million and $2.2 million in expenses related to our stock option investigation for the three and six months ended June 30, 2008, respectively, and $1.5 million and $2.3 million in share-based compensation expense for the three and six months ended June 30, 2008, respectively.

(3)	Represents a one-time charge to write off in-process research and development acquired in May 2008.

(4)	Represents the tax effect of adjustments.

Quest Software Reports Second Quarter 2008 Results – page 9 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2007				Six Months Ended June 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues:
Licenses	$65,803			$65,803	$140,072			$140,072
Services	76,514			76,514	152,014			152,014

Total revenues	142,317			142,317	292,086			292,086
Cost of revenues:
Licenses	659	(1	) (1)	658	2,662	(3	) (1)	2,659
Services	13,536	(243	) (1)	13,293	26,517	(507	) (1)	26,010
Amortization of purchased technology	3,220	(3,220)		—	6,277	(6,277)		—

Total cost of revenues	17,415			13,951	35,456			28,669

Gross profit	124,902			128,366	256,630			263,417
Operating expenses:
Sales and marketing	65,822	(1,813	) (1)	64,009	129,058	(3,903	) (1)	125,155
Research and development	29,849	(1,667	) (1)	28,182	58,114	(3,578	) (1)	54,536
General and administrative	19,779	(3,189	) (2)	16,590	36,344	(5,705	) (2)	30,639
Amortization of other purchased intangible assets	1,587	(1,587)		—	3,129	(3,129)		—

Total operating expenses	117,037			108,781	226,645			210,330

Income from operations	7,865			19,585	29,985			53,087
Other income, net	6,140			6,140	11,192			11,192

Income before income tax provision	14,005			25,725	41,177			64,279
Income tax provision	6,070	2,213	(3)	8,283	18,336	2,361	(3)	20,697

Net income	$7,935			$17,442	$22,841			$43,582

Net income per share:
Basic	$0.08			$0.17	$0.22			$0.43

Diluted	$0.08			$0.17	$0.22			$0.41

Weighted average shares:
Basic	101,819			101,819	101,819			101,819
Diluted	105,462			105,462	105,150			105,150
(1)	Represents share-based compensation expense.

(2)	Represents $2.3 million and $3.9 million in expenses related to our stock option investigation for the three and six months ended June 30, 2007, respectively, and $0.9 million and $1.8 million in share-based compensation expense for the three and six months ended June 30, 2007, respectively.

(3)	Represents the tax effect of adjustments.

Quest Software Reports Second Quarter 2008 Results – page 10 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	June 30, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$327,508	$235,568
Restricted cash for an acquisition	—	48,924
Short-term marketable securities	212	10,287
Accounts receivable, net	110,957	152,438
Prepaid expenses and other current assets	26,491	19,022
Deferred income taxes	10,775	11,014

Total current assets	475,943	477,253
Property and equipment, net	77,502	75,848
Long-term marketable securities	91,935	70,936
Intangible assets, net	80,129	76,641
Goodwill	606,341	563,766
Deferred income taxes	29,636	36,661
Other assets	22,654	18,025

Total assets	$1,384,140	$1,319,130

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,148	$4,590
Accrued compensation	44,913	46,437
Other accrued expenses	41,872	43,313
Current portion of income taxes payable	—	1,962
Current portion of deferred revenue	232,784	211,840

Total current liabilities	325,717	308,142
Long-term liabilities:
Long-term portion of deferred revenue	61,988	73,820
Long-term portion of income taxes payable	31,592	37,130
Other long-term liabilities	2,964	2,712

Total long-term liabilities	96,544	113,662
Shareholders’ equity	961,879	897,326

Total liabilities and shareholders’ equity	$1,384,140	$1,319,130

Quest Software Reports Second Quarter 2008 Results – page 11 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	8,266	$7,935	$21,554	$22,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,206	8,483	23,209	16,788
Compensation expense associated with stock option grants	5,289	4,595	9,167	9,710
Deferred income taxes	1,546	169	2,118	(4,519)
Excess tax benefit related to share-based compensation	(1,808)	—	(3,138)	—
Provision for bad debts	280	177	414	42
In-process research and development	955	—	955	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,166)	(14,294)	47,955	31,641
Prepaid expenses and other current assets	3,674	1,214	(29)	1,951
Other assets	12	(11)	(892)	352
Accounts payable	(78)	(1,798)	1,083	(884)
Accrued compensation	1,378	4,706	(5,092)	(815)
Other accrued expenses	500	1,902	(5,682)	(4,378)
Income taxes payable	(5,895)	(9,486)	(14,488)	(7,574)
Deferred revenue	(125)	3,316	2,132	(746)
Other liabilities	(77)	(21)	20	(92)

Net cash provided by operating activities	23,957	6,887	79,286	64,317
Cash flows from investing activities:
Purchases of property and equipment	(2,368)	(5,510)	(5,530)	(7,633)
Cash paid for acquisitions, net of cash acquired	(4,520)	(22,688)	(52,672)	(23,815)
Cash restricted for an acquisition	—	—	48,924	—
Purchases of cost-method investments	—	(2)	(3,160)	(2)
Purchases of marketable securities	—	—	(51,999)	(20,167)
Sales and maturities of marketable securities	4,194	26,818	39,064	33,398

Net cash used in investing activities	(2,694)	(1,382)	(25,373)	(18,219)
Cash flows from financing activities:
Repayment of capital lease obligations	(51)	(23)	(107)	(92)
Proceeds from the exercise of stock options	18,178	—	36,824	—
Excess tax benefit related to share-based compensation	1,808	—	3,138	—
Other	—	99	—	99

Net cash provided by financing activities	19,935	76	39,855	7
Effect of exchange rate changes on cash and cash equivalents	(224)	527	(1,828)	631

Net increase in cash and cash equivalents	40,974	6,108	91,940	46,736
Cash and cash equivalents, beginning of period	286,534	326,792	235,568	286,164

Cash and cash equivalents, end of period	$327,508	$332,900	$327,508	$332,900